Exhibit 5.1
Opinion of Weed & Co. LLP re: legality



                          WEED & CO. LLP
                 4695 MacArthur Court, Suite 1430
                 Newport Beach, California 92660
                     Telephone (949) 475-9086
                     Facsimile (949) 475-9087

July 26, 2004


Board of Directors
DataLogic International, Inc.
18301 Von Karman Ave., Suite 250
Irvine, CA 92612

     RE: Opinion of Counsel

Greetings:

     We have acted as counsel to DataLogic International, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 6,130,455 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), to be sold by the selling stockholders upon the terms and subject to the conditions set forth in the Company's registration statement on Form SB-2 (the "Registration Statement").

     In connection therewith, we have examined copies of the Company's Certificate of Incorporation, Bylaws, the corporate proceedings with respect to the shares, and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein. In such examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the correctness of all statements of fact contained in such documents.

     Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares to be sold by the selling stockholders by means of the Registration Statement, when sold in accordance with the terms and conditions set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the registration statement and to the use of our name under the caption "Interest of Named Experts and Counsel" in the prospectus included in the Registration Statement.



                                 Very truly yours,

                                 /s/ Weed & Co. LLP

                                 Weed & Co. LLP